United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 17, 2009
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)
701 Gateway Blvd., South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBITS
Ex-10.1 Employment Agreement by and among OXiGENE and Dr. Peter Langecker, dated as of June 10, 2009.
Ex-99.1 Press Release dated June 17, 2009.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The disclosure provided under Item 5.02(c) below is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(a), (b), (d) and (f) Not applicable.
(c) On June 17, 2009, OXiGENE, Inc. (“OXiGENE” or the “Company”) announced that Dr. Peter J. Langecker will join the Company as Executive Vice President and Chief Development Officer, effective as of June 29, 2009.
Peter J. Langecker, M.D., Ph.D. served as Chief Medical Officer of DURECT Corporation from May 2006 until June 2009. Prior to joining DURECT, Dr. Langecker served as Chief Medical Officer and Vice President of Clinical Affairs at Intarcia Therapeutics, Inc. from October 1999 to April 2006. Prior to that, Dr. Langecker was Vice President of Clinical Affairs at Sugen, Inc. from 1997 to 1999, Vice President, Clinical Research at Coulter Pharmaceuticals from 1995 to 1997 and Director of Clinical Research, Oncology, at Schering-Plough from 1992 to 1995. Previously, Dr. Langecker worked as a Project Physician-Central Medical Advisor, Oncology at Ciba-Geigy (now Novartis) in Basel, Switzerland. He received his M.D. degree and his doctorate in medical sciences from the Ludwig-Maximilians University in Munich.
OXiGENE has entered into an employment agreement (the “Agreement”) with Dr. Langecker with respect to his service as its Executive Vice President and Chief Development Officer. Pursuant to the Agreement, Dr. Langecker will initially receive an annual base salary of $350,000 per year. In addition, Dr. Langecker may be awarded an annual bonus of up to 40% of his then-current annual base salary, at the sole discretion of OXiGENE, based on OXiGENE’s assessment of his and OXiGENE’s performance. Dr. Langecker will also receive a signing bonus in the amount of $70,000, subject to repayment in certain events.
Dr. Langecker will also receive, pursuant to the OXiGENE, Inc. 2005 Stock Plan, options to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant. The options shall vest in equal annual installments over four years beginning on the first anniversary of the grant date.
Dr. Langecker may terminate the Agreement upon written notice to OXiGENE. OXiGENE may also terminate the Agreement without prior written notice for cause, as defined in the Agreement, as long as, in certain circumstances, it gives Dr. Langecker a minimum period of 30 days to cure the act or omission constituting cause, if reasonably subject to cure, as described in the Agreement. If Dr. Langecker’s employment is terminated by OXiGENE for cause, or by Dr. Langecker without good reason, as defined in the Agreement, OXiGENE will pay to Dr. Langecker the amount of accrued obligations to Dr. Langecker as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days, amount of unreimbursed and incurred expenses, and the annual bonus related to the most recently completed calendar year, if not already paid.
If Dr. Langecker’s employment is terminated by OXiGENE other than for cause or Dr. Langecker’s disability, OXiGENE will pay to Dr. Langecker the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, payable on OXiGENE’s normal paydays, and will also pay premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, should Dr. Langecker timely elect and be eligible for COBRA coverage, for Dr. Langecker and his immediate family for 12 months, provided that OXiGENE shall have no obligation to provide such coverage if Dr. Langecker becomes eligible for medical and dental coverage with another employer.
If Dr. Langecker’s employment is terminated by OXiGENE, other than for cause or Dr. Langecker’s disability, within one year following a change in control of the Company, as defined in the Agreement, or by Dr. Langecker with good reason within one year following a change in control of the Company, OXiGENE will pay to Dr. Langecker the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Dr. Langecker’s unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and the related agreements. Dr. Langecker has also agreed not to engage in activities competitive with the Company during his employment and for a 12 month period following the termination of his employment.
OXiGENE has also entered into a Confidentiality and Inventions Agreement with Dr. Langecker.
(e) The disclosure provided under Item 5.02(c) above is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement by and among OXiGENE and Dr. Peter Langecker, dated as of June 10, 2009.

99.1	Press Release dated June 17, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2009	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement by and among OXiGENE and Dr. Peter Langecker, dated as of June 10, 2009.

99.1	Press Release dated June 17, 2009.